UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 12, 2005
EDUCATION MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-21363	25-1119571

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Sixth Avenue
Pittsburgh, Pennsylvania	15222

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 562-0900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 12, 2005, Education Management Corporation (the “Company”) entered into an employment agreement with John M. Mazzoni in the form of Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended June 30, 1999, except that Mr. Mazzoni’s annual salary is $275,000 and annual target bonus opportunity is not less than 80% of his base salary. On October 12, 2005, the Company also entered into a Letter Agreement with David J. Pauldine, a copy of which is attached hereto as Exhibit 10.01.
Item 8.01 Other Events
     On October 12, 2005, the Company issued a press release announcing the resignation of David J. Pauldine as Executive Vice President and President of The Art Institutes and appointing John M. Mazzoni as Senior Vice President and President of The Art Institutes. A copy of the October 12, 2005 press release is attached hereto as Exhibit 99.01 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
a)	Not Applicable

b)	Not Applicable

c)	Exhibits. The following exhibit is included with this report:

Exhibit No.	Description

10.01	Letter Agreement with David J. Pauldine
99.01	Press Release dated October 12, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2005	EDUCATION MANAGEMENT CORPORATION
	By:	/s/ ROBERT T. MCDOWELL
Robert T. McDowell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.01	Letter Agreement with David J. Pauldine.
99.01	Press Release dated October 12, 2005.